UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 8, 2017 (November 7, 2017)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 8, 2017, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended September 30, 2017. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 7, 2017, the Company's Board of Directors authorized the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.15	January 16, 2018	January 2, 2018
Preference shares - Series A	$0.515625	December 15, 2017	December 1, 2017
Preference shares - Series C	$0.445313	December 15, 2017	December 1, 2017
Preference shares - Series D	$0.418750	December 15, 2017	December 1, 2017

A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 8, 2017

99.2	Press Release of Maiden Holdings, Ltd., dated November 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 8, 2017	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 8, 2017

99.2	Press Release of Maiden Holdings, Ltd., dated November 7, 2017

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Third Quarter 2017 Financial Results

Highlights for the quarter ended September 30, 2017

•
Net loss attributable to Maiden common shareholders of $63.6 million, or $0.74 per diluted common share compared with net income attributable to Maiden common shareholders of $31.8 million, or $0.40 per diluted common share in the third quarter of 2016;

•
Non-GAAP net operating loss(1) of 56.4 million, or $0.66 per diluted common share compared with non-GAAP operating earnings of $30.2 million, or $0.39 per diluted common share in the third quarter of 2016;

•	Net negative impact from catastrophes in the third quarter of 2017 was $20.0 million;

•	Net adverse loss reserve development in the third quarter of 2017 was $77.7 million. Primarily emanating from the AmTrust Reinsurance segment;

•	Gross premiums written decreased 10.7% to $631.0 million compared to the third quarter of 2016;

•	Net premiums written decreased 10.6% to $617.3 million compared to the third quarter of 2016;

•	Combined ratio(13) of 114.1% compared to 98.5% in the third quarter of 2016;

•	Net investment income of $40.8 million increased 14.5% compared to $35.7 million in the third quarter of 2016;

•	Book value per common share(4) of $11.30 decreased 6.8% compared to year-end 2016; and

•	During the third quarter of 2017, Maiden repurchased a total of 2,015,700 common shares at an average price of $7.11 per share.

Highlights for the nine months ended September 30, 2017

•
Net loss attributable to Maiden common shareholders of $65.5 million, or $0.76 per diluted common share compared with net income attributable to Maiden common shareholders of $90.0 million, or $1.15 per diluted common share in the first nine months of 2016;

•
Non-GAAP operating loss(1) of $46.2 million, or $0.54 per diluted common share compared with non-GAAP operating earnings of $87.0 million, or $1.11 per diluted common share in the first nine months of 2016;

•	Gross premiums written were flat at $2.26 billion compared to the first nine months of 2016;

•	Net premiums written increased 3.2% to $2.20 billion compared to the first nine months of 2016;

•	Combined ratio(13) of 106.7% compared to 98.7% in the first nine months of 2016; and

•	Net investment income of $123.5 million increased 15.1% compared to $107.3 million in the first nine months of 2016.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported a third quarter 2017 net loss attributable to Maiden common shareholders of $63.6 million or $0.74 per diluted common share compared to net income attributable to Maiden common shareholders of $31.8 million or $0.40 per diluted common share in the third quarter of 2016. The non-GAAP operating loss(1) was $56.4 million, or $0.66 per diluted common share compared with non-GAAP operating earnings of $30.2 million, or $0.39 per diluted common share in the third quarter of 2016.

Commenting on the results, Art Raschbaum, Chief Executive Officer of Maiden stated, “While results in the quarter were impacted by both catastrophe related loss activity and loss development primarily in the AmTrust Reinsurance segment, there were a number of favorable underlying trends which we believe will benefit future quarters. In the quarter we realized improved non-catastrophe operating performance in the U.S. portion of our Diversified Reinsurance segment. Across all of the Diversified Reinsurance segment we enjoyed strong premium growth. Investment earnings and invested assets continue to grow and operating cash flow was strong. Maiden’s common share count declined, reflecting share repurchases made during the quarter. Importantly, we believe that the actions we have taken to address historical loss reserve development while improving underlying business trends will benefit Maiden and our shareholders in the future.”

Results for the quarter ended September 30, 2017
Maiden reported a third quarter 2017 net loss attributable to Maiden common shareholders of $63.6 million or $0.74 per diluted common share compared to net income attributable to Maiden common shareholders of $31.8 million or $0.40 per diluted common share in the third quarter of 2016. The non-GAAP operating loss(1) was $56.4 million, or $ 0.66 per diluted common share compared with non-GAAP operating earnings of $30.2 million, or $0.39 per diluted common share in the third quarter of 2016.

In the third quarter of 2017, gross premiums written decreased 10.7% to $631.0 million from $706.9 million in the third quarter of 2016. Gross premiums written in the Diversified Reinsurance segment totaled $211.0 million, an increase of 13.0% versus the third quarter of 2016, primarily due the expansion of existing client relationships and new business development. In the AmTrust Reinsurance segment, gross premiums written were $420.0 million, a decrease of 19.2% compared to the third quarter of 2016. A significant portion of the AmTrust Reinsurance segment’s gross premiums written decrease was the result of changes in 2017 to the mix of programs in the Specialty Risk and Extended Warranty business and in 2016 the cession of premium for the first time from a series of acquisitions made by AmTrust in its Small Commercial and Specialty Program businesses.

Net premiums written totaled $617.3 million in the third quarter of 2017, a decrease of 10.6% compared to the third quarter of 2016.

Net premiums earned were $653.9 million, a decrease of 6.4% compared to the third quarter of 2016.  In the Diversified Reinsurance segment, net premiums earned increased 24.2% to $217.5 million compared to the third quarter of 2016. The AmTrust Reinsurance segment net premiums earned were $436.4 million, down 16.6% compared to the third quarter of 2016.

Net loss and loss adjustment expenses of $536.0 million were up 14.8% compared to the third quarter of 2016. The loss ratio(9) of 81.6% was higher than the 66.6% reported in the third quarter of 2016.

Commission and other acquisition expenses decreased 6.4% to $193.5 million in the third quarter of 2017, compared to the third quarter of 2016. The expense ratio(12) increased to 32.5% for the third quarter of 2017 compared with 31.9% in the same quarter last year. General and administrative expenses for the third quarter of 2017 totaled $19.5 million, a 15.0% increase compared with $17.0 million in the third quarter of 2016. The general and administrative expense ratio(11) was 3.0% in the third quarter of 2017, compared to 2.4% in the third quarter of 2016.

The combined ratio(13) for the third quarter of 2017 totaled 114.1% compared with 98.5% in the third quarter of 2016. The Diversified Reinsurance segment combined ratio was 107.1% in the third quarter of 2017 compared to 102.2% in the third quarter of 2016. The Diversified Reinsurance segment results were impacted by $15.0 million of losses from Hurricanes Harvey and Irma that occurred in the third quarter of 2017. In addition, prior year net adverse development of loss reserves was $7.9 million in the third quarter of 2017. Absent the impact of hurricanes and notwithstanding adverse development, the Diversified Reinsurance segment combined ratio would have been 100.3% in the third quarter of 2017. The AmTrust Reinsurance segment combined ratio was 113.3% in the third quarter of 2017 compared to 95.9% in the third quarter of 2016. The AmTrust Reinsurance segment combined ratio was impacted by $61.1 million of net adverse development in predominantly in the general liability line of business. In addition, the non-operating “Other” reporting category result reflects $8.7 million of adverse development primarily emanating from increases in Superstorm Sandy loss reserves in the discontinued E&S property business.

Net investment income of $40.8 million in the third quarter of 2017 increased 14.5% compared to the third quarter of 2016. As of September 30, 2017, the average yield on the fixed income portfolio (excluding cash) is 3.17% with an average duration of 4.69 years.

Total assets increased 9.4% to $6.8 billion at September 30, 2017 compared to $6.3 billion at year-end 2016.   Shareholders' equity was $1.4 billion, up 4.4% compared to December 31, 2016. Book value per common share(4) was $11.30 at September 30, 2017 or 6.8% lower than at December 31, 2016.

During the third quarter of 2017, the Board of Directors declared dividends of $0.15 per common share, $0.515625 per Series A preference share, $0.445313 per Series C preference share and $0.418750 per Series D preference shares. During the third quarter of 2017, the Company repurchased a total of 2,015,700 common shares at an average price of $7.11 per share. As at September 30, 2017, the Company has a remaining authorization of $85.7 million for share repurchases.

Results for the nine months ended September 30, 2017
Net loss attributable to Maiden common shareholders was $65.5 million or $0.76 per diluted common share in the first nine months of 2017 compared to net income attributable to Maiden common shareholders of $90.0 million or $1.15 per diluted common share in the first nine months of 2016. The non-GAAP net operating loss(1) for the first nine months of 2017 was $46.2 million, or $0.54 per diluted common share compared with non-GAAP operating income(1) of $87.0 million, or $1.11 per diluted common share in the first nine months of 2016.

In the first nine months of 2017, gross premiums written totaled $2.3 billion, which was the same as the first nine months of 2016. Gross premiums written in the Diversified Reinsurance segment totaled $683.8 million, an increase of 2.5% versus the first nine months of 2016. In the AmTrust Reinsurance segment, gross premiums written decreased by 1.0% to $1.6 billion compared to the first nine months of 2016.

In the first nine months of 2017, net premiums written totaled $2.2 billion, an increase of 3.2% compared to the first nine months of 2016.

Net premiums earned of $2.1 billion increased 6.3% compared to the first nine months of 2016. Net premiums earned increased 15.9% in the Diversified Reinsurance segment to $623.6 million compared to the first nine months of 2016. The AmTrust Reinsurance segment net premiums earned were up 2.6% to $1.5 billion compared to the first nine months of 2016.

Net loss and loss adjustment expenses of $1.5 billion were up 19.1% compared to the first nine months of 2016. The loss ratio(9) of 74.2% was higher than the 66.2% in the first nine months of 2016.

Commission and other acquisition expenses, increased 6.5% to $625.5 million in the first nine months of 2017 compared to the first nine months of 2016, while the expense ratio(12) remained at 32.5% compared with the first nine months of 2016. General and administrative expenses for the first nine months of 2017 totaled $52.3 million, 5.1% higher than in the first nine months of 2016. The general and administrative expense ratio(11) was 2.5% in the first nine months of both 2017 and 2016.

The combined ratio(13) for the first nine months of 2017 was 106.7% compared to the 98.7% combined ratio reported for the first nine months of 2016. The Diversified Reinsurance segment had a combined ratio of 106.6% in the first nine months of 2017 compared to 102.8% in the first nine months of 2016. The AmTrust Reinsurance segment combined ratio was 104.4% in the first nine months of 2017 compared to 95.4% in the first nine months of 2016.

Net investment income of $123.5 million in the first nine months of 2017 increased 15.1% compared to $107.3 million in the first nine months of 2016.

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(9)(11)(12)(13) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are non-GAAP operating metrics. Please see the additional information on these measures under Non-GAAP Financial Measures tables.

Conference Call
Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 6998969
Webcast: http://www.maiden.bm/news_events
A replay of the conference call will be available beginning at 11:30 a.m. ET on November 9, 2017 through 11:30 a.m. ET on November 16, 2017. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 6998969; or access http://www.maiden.bm/news_events
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2017, Maiden had $6.8 billion in assets and shareholders' equity of $1.4 billion.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2017	December 31, 2016
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2017: $3,844,996; 2016: $4,005,642)	$3,884,587	$3,971,666
Fixed maturities, held to maturity, at amortized cost (fair value 2017: $1,152,106; 2016: $766,135)	1,118,368	752,212
Other investments, at fair value (cost 2017: $5,640; 2016: $10,057)	7,041	13,060
Total investments	5,009,996	4,736,938
Cash and cash equivalents	182,677	45,747
Restricted cash and cash equivalents	131,598	103,788
Accrued investment income	35,547	36,517
Reinsurance balances receivable, net	479,472	410,166
Reinsurance recoverable on unpaid losses	140,629	99,936
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	469,617	424,605
Goodwill and intangible assets, net	76,116	77,715
Other assets	145,470	148,912
Total assets	$6,839,097	$6,252,299
LIABILITIES
Reserve for loss and loss adjustment expenses	$3,365,011	$2,896,496
Unearned premiums	1,601,069	1,475,506
Accrued expenses and other liabilities	175,540	161,334
Liability for investments purchased	21,658	6,402
Senior notes - principal amount	262,500	362,500
Less: unamortized debt issuance costs	8,070	11,091
Senior notes, net	254,430	351,409
Total liabilities	5,417,708	4,891,147
Commitments and Contingencies
EQUITY
Preference shares	465,000	315,000
Common shares	877	873
Additional paid-in capital	747,464	749,256
Accumulated other comprehensive income	46,079	14,997
Retained earnings	181,510	285,662
Treasury shares, at cost	(19,903)	(4,991)
Total Maiden Shareholders’ Equity	1,421,027	1,360,797
Noncontrolling interest in subsidiaries	362	355
Total Equity	1,421,389	1,361,152
Total Liabilities and Equity	$6,839,097	$6,252,299

Book value per common share(4)	$11.30	$12.12

Common shares outstanding	84,624,829	86,271,109

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Gross premiums written	$630,972	$706,854	$2,259,597	$2,259,290
Net premiums written	$617,330	$690,653	$2,201,950	$2,133,911
Change in unearned premiums	36,536	7,625	(127,475)	(182,060)
Net premiums earned	653,866	698,278	2,074,475	1,951,851
Other insurance revenue	2,488	2,345	7,816	8,696
Net investment income	40,823	35,666	123,492	107,291
Net realized gains on investment	5,859	1,900	8,316	4,511
Total revenues	703,036	738,189	2,214,099	2,072,349
Expenses:
Net loss and loss adjustment expenses	535,968	466,751	1,545,157	1,297,361
Commission and other acquisition expenses	193,462	206,706	625,530	587,501
General and administrative expenses	19,492	16,952	52,252	49,738
Total expenses	748,922	690,409	2,222,939	1,934,600
Non-GAAP (loss) income from operations(2)	(45,886)	47,780	(8,840)	137,749
Other expenses
Interest and amortization expenses	(4,829)	(6,856)	(18,430)	(21,314)
Accelerated amortization of senior note issuance cost	—	—	(2,809)	(2,345)
Amortization of intangible assets	(533)	(616)	(1,599)	(1,846)
Foreign exchange (losses) gains	(3,550)	687	(12,193)	6,474
Total other expenses	(8,912)	(6,785)	(35,031)	(19,031)
(Loss) income before income taxes	(54,798)	40,995	(43,871)	118,718
Less: income tax expense	256	199	1,017	1,206
Net (loss) income	(55,054)	40,796	(44,888)	117,512
Add: net loss attributable to noncontrolling interest	3	56	34	166
Net (loss) income attributable to Maiden	(55,051)	40,852	(44,854)	117,678
Dividends on preference shares(6)	(8,545)	(9,023)	(20,611)	(27,723)
Net (loss) income attributable to Maiden common shareholders	$(63,596)	$31,829	$(65,465)	$89,955
Basic (loss) earnings per common share attributable to Maiden shareholders	$(0.74)	$0.42	$(0.76)	$1.20
Diluted (loss) earnings per common share attributable to Maiden shareholders (8)	$(0.74)	$0.40	$(0.76)	$1.15
Dividends declared per common share	$0.15	$0.14	$0.45	$0.42
Annualized return on average common equity	(25.3)%	11.6%	(8.7)%	12.2%
Weighted average number of common shares - basic	85,859,201	75,993,451	86,256,481	74,625,839
Adjusted weighted average number of common shares and assumed conversions - diluted (8)	85,859,201	86,150,951	86,256,481	86,018,019

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended September 30, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$210,953	$420,019	$—	$630,972
Net premiums written	$207,137	$410,193	$—	$617,330
Net premiums earned	$217,513	$436,353	$—	$653,866
Other insurance revenue	2,488	—	—	2,488
Net loss and loss adjustment expenses ("loss and LAE")	(172,273)	(355,030)	(8,665)	(535,968)
Commission and other acquisition expenses	(54,810)	(138,650)	(2)	(193,462)
General and administrative expenses(15)	(8,595)	(771)	—	(9,366)
Underwriting loss (14)	$(15,677)	$(58,098)	$(8,667)	$(82,442)
Reconciliation to net loss
Net investment income and realized gains on investment				46,682
Interest and amortization expenses				(4,829)
Amortization of intangible assets				(533)
Foreign exchange losses				(3,550)
Other general and administrative expenses(15)				(10,126)
Income tax expense				(256)
Net loss				$(55,054)

Net loss and LAE ratio(9)	78.3%	81.4%		81.6%
Commission and other acquisition expense ratio(10)	24.9%	31.7%		29.5%
General and administrative expense ratio(11)	3.9%	0.2%		3.0%
Expense Ratio(12)	28.8%	31.9%		32.5%
Combined ratio(13)	107.1%	113.3%		114.1%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended September 30, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$186,750	$520,104	$—	$706,854
Net premiums written	$179,092	$511,561	$—	$690,653
Net premiums earned	$175,141	$523,137	$—	$698,278
Other insurance revenue	2,345	—	—	2,345
Net loss and LAE	(132,396)	(334,310)	(45)	(466,751)
Commission and other acquisition expenses	(39,868)	(166,836)	(2)	(206,706)
General and administrative expenses(15)	(9,038)	(759)	—	(9,797)
Underwriting (loss) income (14)	$(3,816)	$21,232	$(47)	$17,369
Reconciliation to net income
Net investment income and realized gains on investment				37,566
Interest and amortization expenses				(6,856)
Amortization of intangible assets				(616)
Foreign exchange gains				687
Other general and administrative expenses(15)				(7,155)
Income tax expense				(199)
Net income				$40,796

Net loss and LAE ratio(9)	74.6%	63.9%		66.6%
Commission and other acquisition expense ratio(10)	22.5%	31.9%		29.5%
General and administrative expense ratio(11)	5.1%	0.1%		2.4%
Expense Ratio(12)	27.6%	32.0%		31.9%
Combined ratio(13)	102.2%	95.9%		98.5%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Nine Months Ended September 30, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$683,839	$1,575,677	$81	$2,259,597
Net premiums written	$671,880	$1,529,980	$90	$2,201,950
Net premiums earned	$623,574	$1,450,811	$90	$2,074,475
Other insurance revenue	7,816	—	—	7,816
Net loss and LAE	(487,759)	(1,047,222)	(10,176)	(1,545,157)
Commission and other acquisition expenses	(159,744)	(465,789)	3	(625,530)
General and administrative expenses(15)	(25,819)	(2,240)	—	(28,059)
Underwriting loss(14)	$(41,932)	$(64,440)	$(10,083)	$(116,455)
Reconciliation to net loss
Net investment income and realized gains on investment				131,808
Interest and amortization expenses				(18,430)
Accelerated amortization of senior note issuance cost				(2,809)
Amortization of intangible assets				(1,599)
Foreign exchange losses				(12,193)
Other general and administrative expenses(15)				(24,193)
Income tax expense				(1,017)
Net loss				$(44,888)

Net loss and LAE ratio(9)	77.2%	72.2%		74.2%
Commission and other acquisition expense ratio(10)	25.3%	32.1%		30.0%
General and administrative expense ratio(11)	4.1%	0.1%		2.5%
Expense Ratio(12)	29.4%	32.2%		32.5%
Combined ratio(13)	106.6%	104.4%		106.7%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Nine Months Ended September 30, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$667,388	$1,591,902	$—	$2,259,290
Net premiums written	$626,522	$1,507,389	$—	$2,133,911
Net premiums earned	$538,152	$1,413,699	$—	$1,951,851
Other insurance revenue	8,696	—	—	8,696
Net loss and LAE	(395,718)	(898,703)	(2,940)	(1,297,361)
Commission and other acquisition expenses	(139,895)	(447,604)	(2)	(587,501)
General and administrative expenses(15)	(26,717)	(2,308)	—	(29,025)
Underwriting (loss) income (14)	$(15,482)	$65,084	$(2,942)	$46,660
Reconciliation to net income
Net investment income and realized gains on investment				111,802
Interest and amortization expenses				(21,314)
Accelerated amortization of senior note issuance cost				(2,345)
Amortization of intangible assets				(1,846)
Foreign exchange gains				6,474
Other general and administrative expenses(15)				(20,713)
Income tax expense				(1,206)
Net income				$117,512

Net loss and LAE ratio(9)	72.4%	63.5%		66.2%
Commission and other acquisition expense ratio(10)	25.6%	31.7%		30.0%
General and administrative expense ratio(11)	4.8%	0.2%		2.5%
Expense Ratio(12)	30.4%	31.9%		32.5%
Combined ratio(13)	102.8%	95.4%		98.7%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Non-GAAP operating (loss) earnings attributable to Maiden common shareholders(1)	$(56,414)	$30,196	$(46,226)	$86,974
Non-GAAP basic operating (loss) earnings per common share attributable to Maiden shareholders	$(0.66)	$0.40	$(0.54)	$1.16
Non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders (8)	$(0.66)	$0.39	$(0.54)	$1.11
Annualized non-GAAP operating return on average common equity(7)	(22.5)%	11.0%	(6.2)%	11.8%
Reconciliation of net (loss) income attributable to Maiden common shareholders to non-GAAP operating (loss) earnings attributable to Maiden common shareholders:
Net (loss) income attributable to Maiden common shareholders	$(63,596)	$31,829	$(65,465)	$89,955
Add (subtract)
Net realized gains on investment	(5,859)	(1,900)	(8,316)	(4,511)
Foreign exchange losses (gains)	3,550	(687)	12,193	(6,474)
Amortization of intangible assets	533	616	1,599	1,846
Divested E&S business and NGHC run-off	8,667	47	10,083	2,942
Accelerated amortization of senior note issuance cost	—	—	2,809	2,345
Non-cash deferred tax expense	291	291	871	871
Non-GAAP operating (loss) earnings attributable to Maiden common shareholders(1)	$(56,414)	$30,196	$(46,226)	$86,974

Weighted average number of common shares - basic	85,859,201	75,993,451	86,256,481	74,625,839
Adjusted weighted average number of common shares and assumed conversions - diluted(8)	85,859,201	86,150,951	86,256,481	86,018,019
Reconciliation of diluted (loss) earnings per common share attributable to Maiden shareholders to non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders:
Diluted (loss) earnings per common share attributable to Maiden shareholders(8)	$(0.74)	$0.40	$(0.76)	$1.15
Add (subtract)
Net realized gains on investment	(0.07)	(0.02)	(0.10)	(0.05)
Foreign exchange losses (gains)	0.04	(0.01)	0.14	(0.08)
Amortization of intangible assets	0.01	0.02	0.02	0.02
Divested E&S business and NGHC run-off	0.10	—	0.12	0.03
Accelerated amortization of senior note issuance cost	—	—	0.03	0.03
Non-cash deferred tax expense	—	—	0.01	0.01
Non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders(8)	$(0.66)	$0.39	$(0.54)	$1.11

Reconciliation of net (loss) income attributable to Maiden to non-GAAP (loss) income from operations:
Net (loss) income attributable to Maiden	$(55,051)	$40,852	$(44,854)	$117,678
Add (subtract)
Foreign exchange losses (gains)	3,550	(687)	12,193	(6,474)
Amortization of intangible assets	533	616	1,599	1,846
Interest and amortization expenses	4,829	6,856	18,430	21,314
Accelerated amortization of senior note issuance cost	—	—	2,809	2,345
Income tax expense	256	199	1,017	1,206
Net loss attributable to noncontrolling interest	(3)	(56)	(34)	(166)
Non-GAAP (loss) income from operations(2)	$(45,886)	$47,780	$(8,840)	$137,749

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2017	December 31, 2016
Investable assets:
Total investments	$5,009,996	$4,736,938
Cash and cash equivalents	182,677	45,747
Restricted cash and cash equivalents	131,598	103,788
Loan to related party	167,975	167,975
Total investable assets(3)	$5,492,246	$5,054,448

	September 30, 2017	December 31, 2016
Capital:
Preference shares	$465,000	$315,000
Common shareholders' equity	956,027	1,045,797
Total Maiden shareholders' equity	1,421,027	1,360,797
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
2012 Senior Notes	—	100,000
Total capital resources(5)	$1,683,527	$1,723,297

(1)
Non-GAAP operating (loss) earnings is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden common shareholders excluding realized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, accelerated amortization of senior note issuance costs and non-cash deferred tax expense and should not be considered as an alternative to net (loss) income. The Company's management believes that non-GAAP operating (loss) earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating (loss) earnings may not be comparable to similarly titled measures used by other companies.

(2)
Non-GAAP (loss) income from operations is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of senior note issuance costs, income tax expense and net income or loss attributable to noncontrolling interest and should not be considered as an alternative to net (loss) income. The Company’s management believes that non-GAAP (loss) income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This (loss) income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of non-GAAP (loss) income from operations may not be comparable to similarly titled measures used by other companies.

(3)	Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5)	Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.

(6)
Dividends on preference shares consist of $3,094 and $9,282 paid to Preference shares - Series A for the three and nine months ended September 30, 2017 and 2016, respectively and $2,938 paid to Preference shares - Series C for the three months ended September 30, 2017 and 2016, and $8,816 and $9,470 for the nine months ended September 30, 2017 and 2016, respectively and $2,513 paid to Preference shares - Series D for the three and nine months ended September 30, 2017. It also includes $2,991 and $8,971 paid to Preference Shares - Series B during the three and nine months ended September 30, 2016, respectively. On September 15, 2016, each of then outstanding Preference Shares - Series B were automatically converted into 12,069,090 of the Company's common shares at a conversion rate of 3.6573 per preference share.

(7)
Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating (loss) earnings attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.

(8)
During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

(9)	Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.

(10)	Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.

(11)	Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.

(12)	Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.

(13)	Calculated by adding together the net loss and LAE ratio and the expense ratio.

(14)
Underwriting (loss) income is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(15)	Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income.

Exhibit 99.2

PRESS RELEASE
Maiden Holdings Announces Dividends on Common Shares and Preference Shares

HAMILTON, Bermuda, November 7, 2017 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock. The dividend will be payable on January 16, 2018 to shareholders of record as of January 2, 2018.

Maiden’s Board of Directors also approved the following cash dividends on its preference shares that are payable on December 15, 2017 to shareholders of record as of December 1, 2017:

•	Series A 8.250% Non-Cumulative Preference Shares of $0.515625 per Preference Share

•	Series C 7.125% Non-Cumulative Preference Shares of $0.445313 per Preference Share

•	Series D 6.700% Non-Cumulative Preference Shares of $0.418750 per Preference Share

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2017, Maiden had $6.8 billion in assets and shareholders' equity of $1.5 billion.

CONTACT:
Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm